UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): April 23, 2008
CENTRAL FEDERAL CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-25045	34-1877137

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2923 Smith Road, Fairlawn, Ohio	44333	(330) 666-7979

(Address of Principal Executive Offices)	(Zip Code)	(Registrant’s Telephone Number)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement
On April 23, 2008, Central Federal Corporation (the “Company”) entered into a definitive stock repurchase agreement with First Manhattan Co. (“First Manhattan”), to repurchase 275,000 shares of the Company’s common stock that First Manhattan beneficially owns on behalf of private investment partnerships and separately managed accounts over which it exercises discretionary authority. The shares being repurchased represent approximately 6.2% of the Company’s total shares of common stock outstanding as of April 23, 2008. The shares are being repurchased at a purchase price of $4.70 per share. The Company will repurchase the shares with borrowed funds and expects the transaction to close on April 23, 2008. The repurchase is a privately negotiated transaction for purposes of the U.S. securities laws. The repurchased shares will become treasury shares available for general corporate purposes.

Item 7.01	Regulation FD Disclosure
On April 23, 2008, the registrant issued a press release announcing the transaction described under Item 1.01 above. A copy of the press release is included as Exhibit 99 to this report.

Item 9.01	Financial Statements and Exhibits
(c) Exhibits
          99     Press release issued on April 23, 2008

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Central Federal Corporation
Date: April 23, 2008	By:	/s/ Therese Ann Liutkus
Therese Ann Liutkus, CPA
Treasurer and Chief Financial Officer